UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2007

CPI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA (Address of Principal Executive Offices)		94303-1110 (Zip Code)

Registrant’s telephone number, including area code:  (650) 846-2900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2007, Communications & Power Industries, Inc. (the “Company”), a wholly owned subsidiary of CPI International, Inc. (“CPII”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Malibu Research Associates, Inc., a privately held company (“Malibu”), the shareholders of Malibu (the “Sellers”) and one of the Sellers in his capacity as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which, subject to the terms and conditions contained therein, the Company agreed to purchase all of the outstanding shares of common stock of Malibu from the Sellers.

The aggregate consideration to be paid by the Company for the common stock of Malibu consists of: (i) $22.0 million in cash, subject to adjustment primarily depending on Malibu’s cash on hand, working capital and outstanding indebtedness at the closing; (ii) up to an additional $14.0 million in aggregate cash earnout payments during the three years following the acquisition, consisting of (A) up to an additional $3.111 million per year, contingent on Malibu attaining certain cumulative adjusted EBITDA targets and (B) up to an additional $1.556 million per year, contingent on Malibu attaining certain cumulative adjusted cash flow targets; and (iii) up to an additional $1.0 million in cash, contingent upon certain of the Sellers transferring their technical know-how to the Company during the three years following the acquisition, payable in whole or in part in the Company’s sole discretion.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the Company, Malibu and the Sellers, including, without limitation, covenants of the Sellers and Malibu to conduct the business of Malibu in the ordinary course, and covenants of the Sellers and Malibu, on the one hand, and the Company, on the other hand, to use commercially reasonable efforts to cause to be satisfied the conditions to the closing of the transaction that are within their control.

Pursuant to the Stock Purchase Agreement, two of the three Sellers have agreed, for a period of five years following the closing of the transactions contemplated by the Stock Purchase Agreement: (i) to refrain from owning, being employed by, consulting with, working for or otherwise managing or participating in any business competitive with the business of Malibu (subject to customary exceptions with respect to the ownership of securities of publicly traded companies); and (ii) to refrain from soliciting or hiring any officer or employee of Malibu and refrain from causing any person to solicit or hire any such officer or employee.

The Stock Purchase Agreement provides for customary indemnification from the Sellers to the Company and certain other parties affiliated with the Company. Such indemnification includes, without limitation, indemnification for losses incurred as a result of: breaches of representations, warranties and pre-closing covenants of Malibu and the Sellers; unpaid pre-closing taxes of Malibu; and breaches of covenants by the Sellers’ Representative.  Losses resulting from breaches of representations and warranties, other than certain fundamental representations and warranties, are subject to a $350,000 basket (after which the Sellers will be responsible for all such losses, including the first $350,000 of losses) and are subject to a cap of $6.0 million.  The Sellers are severally liable for any indemnifiable losses (other than any such losses relating to their individual representations and warranties, for which they are fully liable), in accordance with their respective percentage ownership of the common stock as of the closing.  The survival period for the representations, warranties and covenants of the Sellers and Malibu generally terminates on December 31, 2008, other than with respect to certain fundamental representations and warranties, with respect to which the survival period terminates on the date that is 90 days after the expiration of the applicable statute of limitations.

The Stock Purchase Agreement also provides for customary indemnification from the Company to the Sellers and their respective heirs, successors and assigns, for breaches of representations, warranties and covenants.  Losses resulting from breaches of representations and warranties of the Company, other than certain fundamental representations and warranties, are subject to a $350,000 basket (after which the Company will be responsible for all such losses, including the first $350,000 of losses) and are subject to a cap of $6.0 million.  The survival period for the representations, warranties and covenants of the Company generally terminates on December 31, 2008.

The closing of the transactions contemplated by the Stock Purchase Agreement is subject to customary closing conditions, including, without limitation: the obtaining of certain third party consents; the execution and delivery of ancillary agreements attached to the Stock Purchase Agreement and other documents necessary for the consummation of the transactions contemplated thereby; the payoff of all indebtedness of Malibu; and the absence of material adverse changes with respect to Malibu.  The Company currently expects the transaction to close by the end of August 2007.

The Stock Purchase Agreement contains customary termination provisions, including, without limitation, termination: (i) by mutual consent of the Sellers’ Representative and the Company; (ii) by the Sellers’ Representative or the Company if there are any governmental orders outstanding that would prohibit or restrain the transactions contemplated by the Stock Purchase Agreement; (iii) by the Sellers’ Representative upon  material breach of the agreement by the Company, if the Company fails to remedy such breach within 10 business days after notice from the Sellers’ Representative; (iv) by the Company upon material breach of the agreement by Malibu or the Sellers if such any such party fails to remedy such breach within 10 business days after notice from the Company; and (v) by either party if the transaction does not close within 45 days after the date of the agreement (subject to a 21 day extension if the failure to close is a result of the parties’ failure to have obtained certain consents necessary to close).

At closing, the Company will pay to the Sellers $22.0 million in cash, as adjusted for cash on hand, working capital and outstanding indebtedness at the closing, and will place in escrow $1.0 million for post-closing working capital adjustments and $2.35 million to satisfy indemnity obligations of the Sellers under the Stock Purchase Agreement. The working capital escrow amount, or the appropriate portion thereof, if applicable, will be released to the Sellers shortly after determination of the post-closing cash purchase price adjustment.  The indemnity escrow amount will be released to the Sellers on January 1, 2009, generally net of any indemnification payments previously made and estimated losses for claims that have not yet been finally resolved; provided that if there are any claims that have not have not been finally resolved for which losses are not estimable, then no amounts will be released from the indemnity escrow until such claims are finally resolved.

Forward-Looking Statements

Certain statements included herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements.  These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; U.S. government contracts laws and regulations; changes in technology; the impact of unexpected costs; inability to obtain raw materials and components; and currency fluctuations.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC. (Registrant)

Date: June 29, 2007	By:	/s/ JOEL A. LITTMAN
Joel A. Littman Chief Financial Officer